Exhibit 3(iii)

WALTER INDUSTRIES, INC.

AMENDED AND RESTATED

BY-LAWS

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.  Place of Meeting and Notice.  Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.                                            (A)  Meetings.  Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.  Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by a majority of the whole Board of Directors.

(B)  Annual Meetings.  (1)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 3 of these by-laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (B) of this by-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of subparagraph (B)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action.  To be timely a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and ten days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than twenty days, or delayed by more than ninety days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and tenth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)  Notwithstanding anything in the first sentence of Article II, Section 1 of these by-laws to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(C)  Special Meetings.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these by-laws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by subparagraph (B)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and tenth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(D)  General.  (1)  Only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law.  Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of Walter Industries, Inc. or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(2)  For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  For purposes of this by-law, no adjournment or notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)  Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law.  Nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor shall anything in this by-law relieve any stockholder of the obligation to comply with any notice or other requirement in Rule 14a-8 that is not provided for in, or is more stringent than any comparable provision of, this by-law.

Section 3.  Notice.  Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.  Quorum.  At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding shares of capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law.  In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.  Voting.  Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation’s issued and outstanding shares of capital stock present at such meeting, in person or by proxy.

ARTICLE II

DIRECTORS

Section 1.  Number, Election and Removal of Directors.  The number of Directors that shall constitute the Board of Directors shall be not less than 5 nor more than 13.  The number of Directors, within the limits specified above, shall be determined by resolution of the Board of Directors.  The Directors shall be elected by the stockholders at the annual meeting of the stockholders.  Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders.  A Director may be removed in accordance with applicable law.

Section 2.  Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by a majority of the whole Board of Directors or as may be specified in a notice of meeting.  Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by a majority of the whole Board of Directors.  Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than twenty-four hours before such meeting.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders.  Notice need not be given of regular meetings of the Board of Directors.

Section 3.  Quorum.  A majority of the whole Board of Directors shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.  Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4.  Committees of Directors.  The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

Section 5.  Compensation.  Each Director who is not an employee of the Corporation or any of its subsidiaries, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties.  Each Director who is not an employee of the Corporation or any of its subsidiaries who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may, from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties.  Nothing contained in this Section 5 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors.  Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the Board of Directors.  The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation shall indemnify any current or former Director, officer, employee or agent of the Corporation and such director’s, officer’s, employee’s or agent’s heirs, executors and administrators against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation, or otherwise, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party’s current or former position with the Corporation or by reason of the fact that such indemnified party is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred.  Any repeal or modification of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE V

GENERAL PROVISIONS

Section 1.  Notices.  Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director, such notice shall be deemed to have been given when it is sent by telegram, telex or telecopy or hand delivered or deposited in the United States mail, as the case may be.  A waiver of such notice in writing signed by the person or persons entitled thereto, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

Amended August 21, 2003